UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☒	Definitive Information Statement

HC CAPITAL TRUST

(Name of Registrant as Specified In Its Charter)

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HC CAPITAL TRUST

Five Tower Bridge, 300 Barr Harbor Drive, Suite 500

West Conshohocken, Pennsylvania 19428

March 27, 2015

To the Shareholders of The Core Fixed Income Portfolio and The U.S. Corporate Fixed Income Securities Portfolio of the HC Capital Trust:

We encourage you to read the attached information statement thoroughly. As the information statement describes, the Board of Trustees of HC Capital Trust has approved Agincourt Capital Management, LLC as a Specialist Manager for The Core Fixed Income Portfolio and The U.S. Corporate Fixed Income Securities Portfolio and has approved portfolio management agreements with Agincourt Capital Management, LLC on the terms described herein.

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter.

As always, thank you for your trust and confidence.

Sincerely yours,

Robert J. Zion

President

HC Capital Trust

HC Capital Trust

The Core Fixed Income Portfolio

The U.S. Corporate Fixed Income Securities Portfolio

Five Tower Bridge, 300 Barr Harbor Drive, Suite 500

West Conshohocken, PA 19428

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of The Core Fixed Income Portfolio and The U.S. Corporate Fixed Income Securities Portfolio (each, a “Portfolio” and collectively, the “Portfolios”), each of which is a series of HC Capital Trust (the “Trust”). This Information Statement is in lieu of a proxy statement, pursuant to the terms of an Exemptive Order (the “Order”) that the Trust and Hirtle Callaghan & Co., LLC, of which the Trust’s investment adviser, HC Capital Solutions (the “Adviser”) is a division, received from the U.S. Securities and Exchange Commission (the “SEC”) on July 10, 2012. The Order permits the Adviser, under certain circumstances, to hire or replace independent investment advisory firms (each, a “Specialist Manager”) and to make changes to existing portfolio management agreements with Specialist Managers with the approval of the Board of Trustees (the “Board) of the Trust (without the need for a shareholder meeting). Under the conditions of the Order, the Board must provide notice to shareholders within 90 days of hiring a new Specialist Manager or implementing any material change in a portfolio management agreement.

At an in-person meeting held on March 10, 2015, the Board, including a majority of the Independent Trustees, considered and approved Agincourt Capital Management, LLC (“Agincourt”) to serve as a Specialist Manager to the Portfolios and also approved related portfolio management agreements with Agincourt (the “Agreements”). The Trust then entered into the Agreements which became effective on March 13, 2015.

This Information Statement is being supplied to shareholders to fulfill the notice requirement, and a notice regarding the website availability of this Information Statement will be mailed on or about March 27, 2015 to the Portfolios’ shareholders of record as of March 13, 2015. This Information Statement describes the Agreements.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

INTRODUCTION AND BACKGROUND

The Trust is a diversified, open-end management investment company. The Trust is designed to operate in a “multi-manager” or “manager of managers” format and as a vehicle through which the Adviser and/or its affiliates implement certain asset allocation strategies on behalf of their investment advisory clients. Under the multi-manager structure, day-to-day portfolio management services and investment decisions are provided to each of the Trust’s investment portfolios by one or more independent investment advisory firms (each, a “Specialist Manager”). The Adviser serves as the Trust’s primary investment adviser and, in particular, monitors, evaluates and oversees the Specialist Managers that serve the Trust’s various portfolios. The Board is responsible for the overall supervision and management of the business and affairs of the Trust.

Prior to March 13, along with Mellon Capital Management Corporation (“Mellon Capital”), Seix Investment Advisors, LLC (“Seix”) provided day-to-day investment decisions for those portions of The Core Fixed Income Portfolio dedicated to investments in U.S. corporate securities and The U.S. Corporate Fixed Income Securities Portfolio. As of that date, Seix’s portfolio management agreements with the Trust related to the Portfolios were terminated and Agincourt began managing the assets of the Portfolios previously managed by Seix. Mellon Capital’s service to the Portfolios was not affected.

Additional information about Agincourt is set forth under the heading “Management of the Trust” in this Information Statement.

As indicated above, the Trust and the Adviser’s parent organization have obtained the Order from the SEC, which permits the Adviser to enter into portfolio management agreements with Specialist Managers without obtaining shareholder approval under certain circumstances. The Adviser, subject to the review and approval of the Board, selects Specialist Managers for each of the Trust investment portfolios, and supervises and monitors the performance of each Specialist Manager. The Trust may rely on the Order, provided that the investment portfolios are managed by the Adviser, and comply with the terms and conditions set forth in the application for the Order.

The Order also permits the Adviser, subject to the approval of the Board, to replace Specialist Managers or amend portfolio management agreements without shareholder approval (except in the case of affiliated Specialist Managers) whenever the Adviser and the Board believe such action will benefit the respective Trust and its shareholders.

THE AGINCOURT PORTFOLIO MANAGEMENT AGREEMENTS

Since March 13, 2015, Agincourt has provided day-to-day investment decisions for each of the Portfolios.

The Agreements with Agincourt were approved by the Trust’s Board at the Board’s regular meeting held on March 10, 2015.

The fees to which Agincourt is entitled under each of the Agreements are, in each case, lower than the fees which each Portfolio would previously have paid on the assets allocated to Seix.

Agincourt is entitled to receive an annual fee with respect to the Portfolios of 0.08% of the average daily net assets of that portion of each Portfolio that is managed by Agincourt. Mellon Capital, the other Specialist Manager that manages assets invested in U.S. corporate fixed income securities for the Portfolios, receives an annual fee of 0.15%. Prior to its termination, Seix received a fee from the Portfolios of 0.25% on the first $100 million in assets and 0.20% on assets exceeding $100 million based on the aggregated total assets it managed for the two Portfolios.

A copy of the form of Agreement with Agincourt appears attached to this Information Statement as Exhibit A. Information about Agincourt is set forth under the heading “Management of the Trust” in this Information Statement.

Factors Considered by the Board

The Board, including a majority of the Independent Trustees, considered and approved the Agreements with Agincourt relating to the Portfolios. In connection with its deliberations, the Board considered several factors. In addition, the Board reviewed information from Agincourt about its business and operations.

In concluding that approval of the Agreements was in the best interests of each of the Portfolios and consistent with the expectations of shareholders, the Board gave substantial weight to the Adviser’s assessment of the structure of the Portfolios, Agincourt’s capabilities and the potential benefits of engaging Agincourt to manage assets for each Portfolio.

In considering the circumstances of the Portfolios, the Board reviewed the Adviser’s assessment that Agincourt would be able to provide portfolio management services to the Portfolio that are comparable to those previously provided by Seix, but at a lower cost. In providing this assessment, the Adviser noted that it had a working relationship with Agincourt dating from 2003, and was familiar with the firm, its management and its capabilities.

The Board also considered information provided to it by the Adviser and Agincourt with respect to the nature and quality of the services expected to be provided by Agincourt, its performance record in managing investment accounts similar to the Portfolios, its commitment to maintaining a consistent investment strategy, the size and depth of the organization and other factors. The Board also considered the specific terms of the Agreements, including the fees payable to Agincourt, noting that the substitution of Agincourt for Seix would result in a reduction in the advisory fees paid by the Portfolios.

In summary, the Board concluded that the implementation of the Agreements with Agincourt would be in the best interests of the Trust and the shareholders of each of the Portfolios. During the course of its deliberations, and as indicated above, the Board considered recommendations made by the Adviser as well as information provided to it relating to Agincourt’s management style and past performance record. Specifically, in considering the nature and quality (including performance) of the services expected to be provided by Agincourt, the Board had before it information that it received from the Adviser and Agincourt with respect to Agincourt’s commitment to implementing a consistent investment program and information relating to its compliance programs and back office systems. The Board also considered a range of information with respect to the experience and professional backgrounds of the members of the proposed portfolio management teams. In concluding that the services to be provided by Agincourt were reasonably likely to benefit the Portfolios, the Board did not rely upon any single factor, but gave substantial weight to the Adviser’s recommendations and its view with respect to the ability of Agincourt to carry out the investment policies of the Portfolios and to ensure continuity in their investment strategies.

The Board also determined that the rate at which Agincourt would be compensated for its services under the Agreements was reasonable. In reaching this conclusion, the Board was informed with respect to, among other relevant factors, comparative fee information, including information regarding both peer group fees and fees charged to the Portfolios by Mellon Capital and previously charged by Seix. The Board did not specifically rely upon such comparisons, but gave substantial weight to the fact that the rate at which Agincourt was to be compensated was determined as a result of arms-length negotiations conducted by the officers of the Trust and the Adviser and that such fee would be, in each case, lower than the fees which each Portfolio would otherwise have paid on the assets previously allocated to Seix.

Additional Information About the Agreements with Agincourt Relating to the Portfolios

The Agreements each require the named service provider to (i) provide a continuous investment program for that portion of the respective Portfolio’s assets that may be allocated to it; (ii) provide investment research; (iii) select brokers and dealers through which securities transactions are executed; and (iv) maintain certain records required under relevant provisions of the Investment Company Act of 1940 (the “1940 Act”). The Agreements also provide: that the service provider will not be liable to the Trust for any loss sustained by the Trust unless such loss is caused by the service provider’s willful misfeasance, reckless disregard of duty, bad faith or gross negligence; for termination of the agreement by the Trust or by the service provider upon sixty days’ written notice; and its termination in the event of an “assignment” as defined in the 1940 Act. For more information on the fees and expenses of the Portfolios, see the pro-forma fee and expense tables in Appendices A and B.

With respect to duration and termination, each Agreement provides that it shall continue in effect for a period of two years from the date on which it becomes effective. Each Agreement will remain in effect thereafter from year to year for so long as its continuance is specifically approved, at least annually, by (i) a majority of the Board or the vote of the holders of a majority of the respective Portfolio’s outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of the Trust’s Independent Trustees.

MANAGEMENT OF THE TRUST

Information about HC Capital Solutions. Under the terms of separate discretionary investment advisory agreements with the Trust, the Adviser continuously monitors the performance of various investment management organizations, including the several Specialist Managers retained by the Trust and generally oversees the services provided to the Trust by its administrator, custodian and other service providers. Each of the HC Agreements also authorizes the Adviser to allocate and reallocate assets among Specialist Managers in multi-manager portfolios of the Trust from time to time. In addition, the HC Agreements provide that the Adviser will make its officers available to serve as officers and/or Trustees of the Trust, and maintain office space sufficient for the Trust’s principal office. For its services under the HC Agreements, the Adviser is entitled to receive an annual fee of 0.05% of each Portfolio’s average net assets. For the fiscal year ended June 30, 2014, the Adviser received advisory fees from each of the Portfolios in the following amounts:

The Core Fixed Income Portfolio	$49,000
The U.S. Corporate Fixed Income Securities Portfolio	$111,000

The Adviser is a division of Hirtle, Callaghan & Co., LLC, and wholly owned by Hirtle Callaghan Holdings, Inc., which is controlled by Jonathan J. Hirtle. The Adviser’s principal offices are located at Five Tower Bridge, 300 Barr Harbor Drive, Suite 500, West Conshohocken, PA 19428. Robert J. Zion, Chief Operating Officer, Secretary and a Principal of Hirtle, Callaghan & Co., LLC, serves on the Trust’s Board and also serves as President of the Trust. The current HC Agreements were last approved by the Trust’s Board (including a majority of the Trust’s Independent Trustees) at a meeting of the Board held on March 10, 2015.

Information about Agincourt.

Agincourt serves as a Specialist Manager for The Core Fixed Income Portfolio and The U.S. Corporate Fixed Income Securities Portfolio. Agincourt, which was organized as a Virginia limited liability company in 1999, is headquartered at 200 S. 10th Street, Suite 800, Richmond, VA 23219. Agincourt is 100% employee-owned.

For its services to each of The Core Fixed Income Portfolio and The U.S. Corporate Fixed Income Securities Portfolio, Agincourt receives a fee, based on the average daily net asset value of that portion of the assets of the respective Portfolio managed by it, at an annual rate of 0.08% of that portion of each Portfolio allocated to it.

Day-to-day investment decisions for the portions of the Portfolios allocated to Agincourt are the responsibility of L. Duncan Buoyer, CFA and B. Scott Marshall, CFA.

Mr. Buoyer is a Managing Director, Portfolio Manager and co-owner of Agincourt and has been with the firm since its founding in 1999. Mr. Marshall is a Director, Portfolio Manager and co-owner of Agincourt and has been with the firm since its founding in 1999.

As of December 31, 2014, Agincourt had assets under management totaling approximately $5 billion. There are no other registered investment companies managed by Agincourt using the same or similar strategies.

The name and principal occupation of the principal executive officers and each director of Agincourt, where applicable, are as follows:

Name	Principal Occupation
Brad P. Coats, CFA	Managing Director- Chief Compliance Officer
Patrick K. Kelly, CFA	Managing Director- Portfolio Manager
L. Duncan Buoyer, CFA	Managing Director - Portfolio Manager
Patrick T. O’Hara, CFA	Managing Director - Client Service/Marketing Manager

Information about the Other Specialist Managers.

The Core Fixed Income Portfolio. The Core Fixed Income Portfolio is currently managed by two (2) Specialist Managers: Mellon Capital and Agincourt. Mellon Capital’s principal offices are located at 50 Freemont Street, Suite 3900, San Francisco, CA, 94105.

The U.S. Corporate Fixed Income Securities Portfolio. The U.S. Corporate Fixed Income Securities Portfolio is also currently managed by two (2) Specialist Managers: Mellon Capital and Agincourt.

Administration and Related Services. Citi Fund Services Ohio, Inc. and certain of its affiliated companies (collectively, “Citi”) currently provide administration, transfer agency and accounting services to the Trust pursuant to the terms of separate agreements between Citi and the Trust. Citi is located at 3435 Stelzer Road, Columbus, Ohio 43219.

Distribution Services. Unified Financial Securities, Inc. (“Unified”) serves as the Trust’s principal underwriter pursuant to an agreement approved by the Board on March 10, 2009 and amended on March 1, 2011. Unified is a wholly-owned subsidiary of Huntington Bancshares, Inc. Because shares of the Trust’s investment portfolios are available only to clients of the Adviser and financial intermediaries that have established a relationship with the Adviser, the services to be provided by Unified are limited. Unified will receive an annual fee of $50,000 for performing the services listed under its agreement. The offices of the principal underwriter are located at 2960 North Meridien St., Suite 300, Indianapolis, IN, 46208. None of Unified’s duties under its agreement are primarily intended to result in the sale of Trust shares.

General Matters Under Delaware Law

As a Delaware Statutory Trust, the Trust is not required, and currently does not intend, to hold annual meetings of shareholders except as required by the 1940 Act or other applicable law. The 1940 Act requires initial shareholder approval of each of the investment advisory agreements, election of Trustees and, if the Trust holds an annual meeting, ratification of the Board’s selection of the Trust’s registered independent public accounting firm. Under certain circumstances, the law provides shareholders with the right to call for a meeting of shareholders to consider the removal of one or more Trustees. To the extent required by law, the Trust will assist in shareholder communication in such matters. Although the Trust does not anticipate that an annual meeting will be held, shareholders may submit proposals that will be considered for submission to shareholders at such meeting. In the event that an annual meeting is held, any such proposal must be received at least 120 days before proxy statements prepared in connection with such a meeting are forwarded to shareholders.

Additional Information

The Trust is not aware of any shareholders who hold beneficially 5% or more of shares of any of the Portfolios as of March 13, 2015. The Adviser may be deemed to have, or share, investment and/or voting power with respect to more than 50% of the shares of the Trust’s portfolios, with respect to which shares the Adviser disclaims beneficial ownership. The Trustees and officers of the Trust, as a group, own less than 1% of the outstanding shares of the Portfolios.

By Order of the Board of Trustees

Dated: March 27, 2015

Appendix A

Pro Forma Fee and Expense Table: The Core Fixed Income Portfolio

The tables and examples shown below are designed to assist investors in understanding the various costs and expenses of an investment in shares of The Core Fixed Income Portfolio (the “Portfolio”). Each is designed to correspond with the tables relating to the Portfolio that appear in the prospectus for the Trust. Neither should be considered a representation of past or future expenses or performance, and actual expenses may vary from year to year, and may be higher or lower than those shown.

As indicated in the Information Statement, the rate at which Agincourt will be compensated is lower than the fee currently payable to the Portfolio’s other Specialist Manager with respect to investments in U.S. corporate fixed income securities as well as the fee previously payable to the Specialist Manager that was recently terminated. Accordingly, the overall level of advisory fees payable by the Portfolio is expected to decrease relative to advisory fees incurred during the Portfolio’s fiscal year ended June 30, 2014.

The following tables compare the management fees and expenses (expressed as a percentage of average net assets) actually incurred by the Portfolio during the Portfolio’s fiscal year ended June 30, 2014 with the advisory fees that would have been incurred during such periods had Agincourt served the Portfolio during such period under the terms of the Agreement.

HC Strategic Shares

Pro Forma with respect to the FYE June 30, 2014

The net assets of the Portfolio’s HC Strategic Shares as of June 30, 2014 were approximately $100 million.

As of June 30, 2014, the allocations for each of the Specialist Managers then serving the Portfolio were: 68% to Mellon Capital and 32% to Seix. As Agincourt has replaced Seix, the pro forma fees and expenses were calculated using an allocation of: 68% to Mellon Capital and 32% to Agincourt.

	Actual Fees as of 6/30/2014	Pro Forma Fees Under Current Agreement as of 6/30/2014
Management Fees*	0.16%	0.12%
Other Expenses	0.09%	0.09%
Acquired Fund Fees and Expenses	0.02%	0.02%

Total Portfolio Operating Expenses	0.27%	0.23%

*	The figure shown includes all management fees paid by the Portfolio, including 0.05% which is paid to HC Capital Solutions.

Examples. The following example illustrates the expenses on a $10,000 investment, under the fees and expenses shown in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period. The example assumes that all dividends and distributions are reinvested and that the Portfolio’s operating expenses and assets remain as shown in the above table. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

	Actual Expenses as of 6/30/2014	Expenses that would have been Incurred during the FYE 6/30/2014 if the new Agreement with Agincourt had been in place during such period

1 year	$28	$24

3 years	$87	$74

5 years	$152	$130

10 years	$343	$293

HC Advisors Shares

Pro Forma with respect to the FYE June 30, 2014

The net assets of the Portfolio’s HC Advisors Shares as of June 30, 2014 were approximately $3 million.

As of June 30, 2014, the allocations for each of the Specialist Managers then serving the Portfolio were: 68% to Mellon Capital and 32% to Seix. As Agincourt has replaced Seix, the pro forma fees and expenses were calculated using an allocation of: 68% to Mellon Capital and 32% to Agincourt.

	Actual Fees as of 6/30/2014	Pro Forma Fees Under Current Agreement as of 6/30/2014
Management Fees*	0.16%	0.12%
Distribution and/or Service (12b-1) Fees	0.25%	0.25%
Other Expenses	0.09%	0.09%
Acquired Fund Fees and Expenses	0.02%	0.02%

Total Portfolio Operating Expenses	0.52%	0.48%

*	The figure shown includes all management fees paid by the Portfolio, including 0.05% which is paid to HC Capital Solutions.

Examples. The following example illustrates the expenses on a $10,000 investment, under the fees and expenses shown in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period. The example assumes that all dividends and distributions are reinvested and that the Portfolio’s operating expenses and assets remain as shown in the above table. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

	Actual Expenses as of 6/30/2014	Expenses that would have been Incurred during the FYE 6/30/2014 if the new Agreement with Agincourt had been in place during such period

1 year	$53	$49

3 years	$167	$154

5 years	$291	$269

10 years	$653	$604

Appendix B

Pro Forma Fee and Expense Table: The U.S. Corporate Fixed Income Securities Portfolio

The tables and examples shown below are designed to assist investors in understanding the various costs and expenses of an investment in shares of The U.S. Corporate Fixed Income Securities Portfolio (the “Portfolio”). Each is designed to correspond with the tables relating to the Portfolio that appear in the prospectus for the Trust. Neither should be considered a representation of past or future expenses or performance, and actual expenses may vary from year to year, and may be higher or lower than those shown.

As indicated in the Information Statement, the rate at which Agincourt will be compensated is lower than the fee currently payable to the Portfolio’s other Specialist Manager as well as the fee previously payable to the Specialist Manager that was recently terminated. Accordingly, the overall level of advisory fees payable by the Portfolio is expected to decrease relative to advisory fees incurred during the Portfolio’s fiscal year ended June 30, 2014.

The following tables compare the management fees and expenses (expressed as a percentage of average net assets) actually incurred by the Portfolio during the Portfolio’s fiscal year ended June 30, 2014 with the advisory fees that would have been incurred during such periods had Agincourt served the Portfolio during such period under the terms of the Agreement.

HC Strategic Shares

Pro Forma with respect to the FYE June 30, 2014

The net assets of the Portfolio’s HC Strategic Shares as of June 30, 2014 were approximately $258 million.

As of June 30, 2014, the allocations for each of the Specialist Managers then serving the Portfolio were: 0% to Mellon Capital and 100% to Seix. As Agincourt has replaced Seix, the pro forma fees and expenses were calculated using an allocation of: 0% to Mellon Capital and 100% to Agincourt.

	Actual Fees as of 6/30/2014	Pro Forma Fees Under Current Agreement as of 6/30/2014
Management Fees*	0.27%	0.13%
Other Expenses	0.07%	0.07%
Acquired Fund Fees and Expenses	0.02%	0.02%

Total Portfolio Operating Expenses	0.36%	0.22%

*	The figure shown includes all management fees paid by the Portfolio, including 0.05% which is paid to HC Capital Solutions.

Examples. The following example illustrates the expenses on a $10,000 investment, under the fees and expenses shown in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period. The example assumes that all dividends and distributions are reinvested and that the Portfolio’s operating expenses and assets remain as shown in the above table. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

	Actual Expenses as of 6/30/2014	Expenses that would have been Incurred during the FYE 6/30/2014 if the new Agreement with Agincourt had been in place during such period

1 year	$37	$23

3 years	$116	$71

5 years	$202	$124

10 years	$456	$280

HC Advisors Shares

Pro Forma with respect to the FYE June 30, 2014

As of June 30, 2014 there were no assets invested in HC Advisors Shares of the Portfolio.

As of June 30, 2014, the allocations for each of the Specialist Managers then serving the Portfolio were: 0% to Mellon Capital and 100% to Seix. As Agincourt has replaced Seix, the pro forma fees and expenses were calculated using an allocation of: 0% to Mellon Capital and 100% to Agincourt.

	Actual Fees as of 6/30/2014	Pro Forma Fees Under Current Agreement as of 6/30/2014
Management Fees*	0.27%	0.13%
Distribution and/or Service (12b-1) Fees	0.25%	0.25%
Other Expenses	0.07%	0.07%
Acquired Fund Fees and Expenses	0.02%	0.02%

Total Portfolio Operating Expenses	0.61%	0.47%

*	The figure shown includes all management fees paid by the Portfolio, including 0.05% which is paid to HC Capital Solutions.

Examples. The following example illustrates the expenses on a $10,000 investment, under the fees and expenses shown in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period. The example assumes that all dividends and distributions are reinvested and that the Portfolio’s operating expenses and assets remain as shown in the above table. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

	Actual Expenses as of 6/30/2014	Expenses that would have been Incurred during the FYE 6/30/2014 if the new Agreement with Agincourt had been in place during such period

1 year	$62	$48

3 years	$195	$151

5 years	$340	$263

10 years	$762	$591

Exhibit A

PORTFOLIO MANAGEMENT AGREEMENT

For The [                    ] Portfolio

AGREEMENT made this     day of March, 2015, between Agincourt Capital Management, LLC, a limited liability company organized under the laws of the Commonwealth of Virginia (“Portfolio Manager”), and HC Capital Trust, a Delaware statutory trust (“Trust”).

WHEREAS, the Trust is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”) that offers several series of shares of beneficial interests (“shares”) representing interests in separate investment portfolios; and

WHEREAS, the Trust desires to retain the Portfolio Manager to provide a continuous program of investment management to that portion of the assets of The [                    ] Portfolio of the Trust (“Portfolio”) that may, from time to time be allocated to it by, or under the supervision of, the Trust’s Board of Trustees, and Portfolio Manager is willing, in accordance with the terms and conditions hereof, to provide such services to the Trust;

NOW THEREFORE, in consideration of the promises and covenants set forth herein and intending to be legally bound hereby, it is agreed between the parties as follows:

1. Appointment of Portfolio Manager. The Trust hereby retains Portfolio Manager to provide the investment services set forth herein and Portfolio Manager agrees to accept such appointment. In carrying out its responsibilities under this Agreement, the Portfolio Manager shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Portfolio as set forth in the then current Registration Statement of the Trust, applicable provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act and other applicable federal securities laws.

2. Duties of Portfolio Manager. (a) Portfolio Manager shall provide a continuous program of investment management for that portion of the assets of the Portfolio (“Account”) that may, from time to time be allocated to it by, or under the supervision of, the Trust’s Board of Trustees, as indicated in writing by an authorized officer of the Trust. It is understood that the Account may consist of all, a portion of, or none of the assets of the Portfolio, and that the Board of Trustees and/or HC Capital Solutions (a division of Hirtle Callaghan & Co., LLC), the Trust’s investment adviser (the “Adviser”), has the right to allocate and reallocate such assets to the Account at any time, and from time to time, upon such notice to the Portfolio Manager as may be reasonably necessary, in the view of the Trust, to ensure orderly management of the Account or the Portfolio. The Portfolio Manager’s responsibility for providing portfolio management services to the Portfolio shall be limited to the Account.

(b) Subject to the general supervision of the Trust’s Board of Trustees and the Adviser, Portfolio Manager shall have sole investment discretion with respect to the Account, including investment research, selection of the securities to be purchased and sold and the portion of the Account, if any, that shall be held uninvested, and the selection of brokers and dealers through which securities transactions in the Account shall be executed. The Portfolio Manager shall not consult with any other portfolio manager of the Portfolio concerning transactions for the Portfolio in securities or other assets. Specifically, and without limiting the generality of the foregoing, Portfolio Manager agrees that it will:

(i) advise the Portfolio’s designated custodian bank and administrator or accounting agent on each business day of each purchase and sale, as the case may be, made on behalf of the Account, specifying the name and quantity of the security purchased or sold, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer and/or such other information, and in such manner, as may from time to time be reasonably requested by the Trust;

(ii) maintain all applicable books and records with respect to the securities transactions of the Account. Specifically, Portfolio Manager agrees to maintain with respect to the Account those records required to be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the Investment Company Act with respect to transactions in the Account including, without limitation, records that reflect securities purchased or sold in the Account, showing for each such transaction, the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, and the identity of the effecting broker or dealer. Portfolio Manager will preserve such records in the manner and for the periods prescribed by Rule 31a-2 under the Investment Company Act. Portfolio Manager acknowledges and agrees that all records it maintains for the Trust are the property of the Trust, and Portfolio Manager will surrender promptly to the Trust any such records upon the Trust’s request. The Trust agrees, however, that Portfolio Manager may retain copies of those records that are required to be maintained by Portfolio Manager under federal or state regulations to which it may be subject or are reasonably necessary for purposes of conducting its business;

(iii) provide, in a timely manner, such information as may be reasonably requested by the Trust or its designated agents in connection with, among other things, the daily computation of the Portfolio’s net asset value and net income, preparation of proxy statements or amendments to the Trust’s registration statement and monitoring investments made in the Account so that the Trust can ensure compliance with the various limitations on investments applicable to the Portfolio and so the Trust’s investment adviser can ensure that the Portfolio will continue to qualify for the special tax treatment accorded to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (“Code”); and

(iv) render regular reports to the Trust concerning the performance of Portfolio Manager of its responsibilities under this Agreement. In particular, Portfolio Manager agrees that it will, at the reasonable request of the Board of Trustees or Adviser, attend meetings of the Board of Trustees or its validly constituted committees and will, in addition, make its officers and employees available to meet with the officers and employees of the Trust at least quarterly and at other times upon reasonable notice, to review the investments and investment program of the Account.

3. Portfolio Transaction and Brokerage. In placing orders for portfolio securities with brokers and dealers, Portfolio Manager shall seek to execute securities transactions on behalf of the Account in such a manner that the total cost or proceeds in each transaction is the most favorable under the circumstances. Portfolio Manager may, however, in its discretion, direct orders to brokers that provide to Portfolio Manager research, analysis, advice and similar services, and Portfolio Manager may cause the Account to pay to those brokers a higher commission than may be charged by other brokers for similar transactions, provided that Portfolio Manager determines in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Portfolio Manager to the Account and any other accounts with respect to which Portfolio Manager exercises investment discretion, and provided further that such practice is subject to review by the Trust’s Board of Trustees. Portfolio Manager shall not execute any portfolio transactions for the Trust with a broker or dealer which is an “affiliated person” of the Trust or Portfolio Manager, including any other investment advisory organization that may, from time to time act as a portfolio manager for the Portfolio or any of the Trust’s other Portfolios, except as permitted under the Investment Company Act and rules promulgated thereunder.

4. Expenses and Compensation. Portfolio Manager shall pay all of its expenses incurred in the performance of its duties under its Agreement and, except for expenses specifically assumed or agreed to be paid by the Portfolio Manager under this Agreement, the Portfolio Manager shall not be liable for any expenses of the Portfolio or the Trust, including, without limitation: (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase and sale of securities or other investment instruments with respect to the Portfolio; and (iii) custodian fees and expenses. For its services under this Agreement, Portfolio Manager shall be entitled to receive a fee, which fee shall be calculated daily and payable monthly in arrears at the annual rate of 0.08% of the assets of the Account. For avoidance of doubt, Trust assets will be valued in accordance with the Trust’s Procedures for Determining Net Asset Value for the Trust.

5. Limitation of Liability and Indemnification. (a) Portfolio Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio or the Trust in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption or sale of any security or other investment by the Portfolio, except a loss to the Account resulting from willful misfeasance, bad faith or gross negligence on the part of Portfolio Manager in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

(b) Notwithstanding the foregoing, Portfolio Manager expressly agrees that the Trust may rely upon: (i) the information set forth in the Portfolio Manager’s current Form ADV; and (ii) information provided, in writing, by Portfolio Manager to the Trust in accordance with Section 9 of this Agreement or otherwise to the extent such information was provided by Portfolio Manager for the purpose of inclusion in SEC Filings, as hereinafter defined, provided that a copy of each SEC Filing is provided to Portfolio Manager: (i) at least 10 business days prior to the date on which it will become effective, in the case of a registration statement; (ii) at least 10 business days prior to the date upon which it is filed with the SEC in the case of any Trust shareholder report or proxy statement; or (iii) at least 10 business days prior to first use, in the case of any other SEC Filing. For purposes of this Section 5, “SEC Filings” means the Trust’s registration statement and amendments thereto and any periodic reports relating to the Trust and its Portfolios that are required by law to be furnished to shareholders of the Trust and/or filed with the SEC.

(c) Portfolio Manager agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and control persons from any claims, liabilities and reasonable expenses, including reasonable attorneys’ fees (collectively, “Losses”), to the extent that such Losses arise out of any untrue statement of a material fact contained in an SEC Filing or the omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not materially misleading, if such statement or omission was made in reliance upon the Portfolio Manager’s then current Form ADV or written information furnished by the Portfolio Manager for the purpose of inclusion in such SEC Filings or other appropriate SEC Filings, provided that a copy of each SEC Filing was provided to Portfolio Manager: (i) at least 10 business days prior to the date on which it will become effective, in the case of a registration statement; (ii) at least 10 business days prior to the date upon which it is filed with the SEC in the case of any Trust shareholder report or proxy statement; or (iii) at least 10 business days prior to first use, in the case of any other SEC Filing.

(d) In the event that a legal proceeding is commenced against the Trust on the basis of claims for which the Portfolio Manager would, if such claims were to prevail, be required to indemnify the Trust pursuant to Section 5(c) above, Portfolio Manager will, at its expense, provide such assistance as the Trust may reasonably request in preparing the defense of the such claims (including by way of example making Portfolio Manager’s personnel available for interview by counsel for the Trust, but specifically not including retention or payment of counsel to defend such claims on behalf of the Trust); provided that the Portfolio Manager will not be required to pay any Losses of the Trust except to the extent it may be required to do so under Section 5(c) above.

(e) The indemnification obligations set forth in Section 5 (c) shall not apply unless: (i) the statement or omission in question accurately reflects information provided to the Trust in writing by the Portfolio Manager; (ii) the statement or omission in question was made in an SEC Filing in reliance upon written information provided to the Trust by the Portfolio Manager specifically for use in such SEC Filing; (iii) the Portfolio Manager was afforded the opportunity to review the statement in connection with the 10 business day review requirement set forth in Section 5(b) above; and (iv) upon receipt by the Trust of any notice of the commencement of any action or the assertion of any claim to which the indemnification obligations set forth in Section 5(c) may apply, the Trust notifies the Portfolio Manager, within 30 days and in writing, of such receipt and provides to Portfolio Manager the opportunity to participate in the defense and/or settlement of any such action or claim. Further, Portfolio Manager will not be required to indemnify any person under this Section 5 to the extent that Portfolio Manager relied upon statements or information furnished to the Portfolio Manager, in writing, by any officer, employee or Trustee of the Trust, or by the Trust’s custodian, administrator or accounting agent or any other agent of the Trust, in preparing written information provided to the Trust and upon which the Trust relied in preparing the SEC Filing(s) in question.

(f) The Portfolio Manager shall not be liable for: (i) any acts of any other portfolio manager to the Portfolio or the Trust with respect to the portion of the assets of the Portfolio or the Trust not managed by the Portfolio Manager; and (ii) acts of the Portfolio Manager which result from acts of the Trust, including, but not limited to, a failure of the Trust to provide accurate and current information with respect to the investment objectives, policies, or restrictions applicable to the Portfolio, actions of the Board of Trustees, or any records maintained by Trust or any other portfolio manager to the Portfolio. The Trust agrees that, to the extent the Portfolio Manager complies with the investment objectives, policies, and restrictions applicable to the Portfolio as provided to the Portfolio Manager by the Trust, and with laws, rules, and regulations applicable to the Portfolio (including, without limitation, any requirement to manage the Portfolio in a manner designed to comply with Subchapter M of the Code) in the management of the assets of the Portfolio specifically committed to management by the Portfolio Manager, without regard to any other assets or investments of the Portfolio, Portfolio Manager will be conclusively presumed for all purposes to have met its obligations under this Agreement to act in accordance with the investment objectives, polices, and restrictions applicable to the Portfolio and with laws, rules, and regulations applicable to the Portfolio, it being the intention that for this purpose the assets committed to management by the Portfolio Manager shall be considered a separate and discrete investment portfolio from any other assets of the Portfolio. Without limiting the generality of the foregoing, the Portfolio Manager will have no obligation to inquire into, or to take into account, any other investments of the Portfolio in making investment decisions under this Agreement. In no event shall the Portfolio Manager or any officer, director, employee, or agent of the Portfolio Manager have any liability arising from the conduct of the Trust and any other portfolio manager with respect to the portion of the Portfolio’s assets not allocated to the Portfolio Manager.

6. Permissible Interest. Subject to and in accordance with the Trust’s Declaration of Trust and Bylaws and corresponding governing documents of Portfolio Manager, Trustees, officers, agents and shareholders of the Trust may have an interest in the Portfolio Manager as officers, directors, agents and/or shareholders or otherwise. Portfolio Manager may have similar interests in the Trust. The effect of any such interrelationships shall be governed by said governing documents and the provisions of the Investment Company Act.

7. Duration, Termination and Amendments. This Agreement shall become effective as of the date first written above and shall continue in effect thereafter for two years. This Agreement shall continue in effect from year to year thereafter for so long as its continuance is specifically approved, at least annually, by: (i) a majority of the Board of Trustees or the vote of the holders of a majority of the Portfolio’s outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of those members of the Board of Trustees (“Independent Trustees”) who are not “interested persons” of the Trust or any investment adviser to the Trust.

This Agreement may be terminated by the Trust or by Portfolio Manager at any time and without penalty upon sixty days written notice to the other party, which notice may be waived by the party entitled to it. This Agreement may not be amended except by an instrument in writing and signed by the party to be bound thereby provided that if the Investment Company Act requires that such amendment be approved by the vote of the Board of Trustees, the Independent Trustees and/or the holders of the Trust’s or the Portfolio’s outstanding shareholders, such approval must be obtained before any such amendment may become effective. This Agreement shall terminate upon its assignment. For purposes of this Agreement, the terms “majority of the outstanding voting securities,” “assignment” and “interested person” shall have the meanings set forth in the Investment Company Act.

8. Confidentiality; Use of Name. Portfolio Manager and the Trust acknowledge and agree that during the term of this Agreement the parties may have access to certain information that is proprietary to the Trust or Portfolio Manager, respectively (or to their affiliates and/or service providers). The parties agree that their respective officers and employees shall treat all such proprietary information as confidential and will not use or disclose information contained in, or derived from such material for any purpose other than in connection with the carrying out of their responsibilities under this Agreement and the management of the Trust’s assets, provided, however, that this shall not apply in the case of: (i) information that is publicly available; and (ii) disclosures required by law or requested by any regulatory authority that may have jurisdiction over Portfolio Manager or the Trust, as the case may be, in which case such party shall request such confidential treatment of such information as may be reasonably available. In addition, each party shall use its reasonable efforts to ensure that its agents or affiliates who may gain access to such proprietary information shall be made aware of the proprietary nature and shall likewise treat such materials as confidential.

It is acknowledged and agreed that the names “Hirtle Callaghan,” “Hirtle Callaghan Chief Investment Officers” (which is a registered trademark of Hirtle Callaghan & Co., LLC (“HCC”)), “HC Capital” and any derivative of any of them, as well as any logo that is now or shall later become associated with such names (“Marks”) are valuable property of HCC and that the use of the Marks, or any one of them, by the Trust or its agents is subject to the license granted to the Trust by HCC. Portfolio Manager agrees that, other than for the purpose of complying with regulatory requirements, it will not use any Mark without the prior written consent of the Trust. Portfolio Manager consents to use of its name, performance data, biographical data and other pertinent data, and the Agincourt Marks (as defined below), by the Trust for use in marketing and sales literature, provided that any such marketing and sales literature shall not be used by the Trust without the prior written consent of Portfolio Manager, which consent shall not be unreasonably withheld. The Trust shall have full responsibility for the compliance by any such marketing and sales literature with all applicable laws, rules, and regulations, and Portfolio Manager will have no responsibility or liability therefor.

It is acknowledged and agreed that the name “Agincourt Capital Management” and any portion or derivative thereof, as well as any logo that is now or shall later become associated with the name (“Agincourt Marks”), are valuable property of the Portfolio Manager and that the use of the Agincourt Marks by the Trust or its agents is permitted only so long as this Agreement is in place.

The provisions of this Section 8 shall survive termination of this Agreement.

9. Representation, Warranties and Agreements of Portfolio Manager. Portfolio Manager represents and warrants that:

(a) It is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”), it will maintain such registration in full force and effect and will promptly report to the Trust the commencement of any proceeding that could render the Portfolio Manager ineligible to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act.

(b) Portfolio Manager understands that the Trust is subject to various regulations under the Investment Company Act which require that the Board of Trustees review and approve various procedures adopted by portfolio managers and may also require disclosure regarding the Board of Trustees’ consideration of these matters in various documents required to be filed with the SEC. Portfolio Manager represents that it will, upon reasonable request of the Trust, provide to the Trust information regarding all such matters including, but not limited to, codes of ethics required by Rule 17j-1 under the Investment Company Act and compliance procedures required by Rule 206(4)-7 under the Investment Advisers Act, as well as certifications that, as contemplated under Rule 38a-1 under the Investment Company Act, Portfolio Manager has implemented a compliance program that is reasonably designed to prevent violations of the federal securities laws by the Portfolio Manager with respect to those services provided pursuant to this Agreement. Portfolio Manager acknowledges that the Trust may, in response to regulations or recommendations issued by the SEC or other regulatory agencies, from time to time, request additional information regarding the personal securities trading of its directors, partners, officers and employees and the policies of Portfolio Manager with regard to such trading. Portfolio Manager agrees that it will make reasonable efforts to respond to the Trust’s reasonable requests in this area.

(c) Upon request of the Trust, Portfolio Manager shall promptly supply the Trust with any information concerning Portfolio Manager and its stockholders, employees and affiliates that the Trust may reasonably require in connection with the preparation of its registration statements, proxy materials, reports and other documents required, under applicable state or Federal laws, to be filed with state or Federal agencies and/or provided to shareholders of the Trust.

10. Status of Portfolio Manager. The Trust and Portfolio Manager acknowledge and agree that the relationship between Portfolio Manager and the Trust is that of an independent contractor and under no circumstances shall any employee of Portfolio Manager be deemed an employee of the Trust or any other organization that the Trust may, from time to time, engage to provide services to the Trust, its Portfolios or its shareholders. The parties also acknowledge and agree that nothing in this Agreement shall be construed to restrict the right of Portfolio Manager or its affiliates to perform investment management or other services to any person or entity, including without limitation, other investment companies and persons who may retain Portfolio Manager to provide investment management services and the performance of such services shall not be deemed to violate or give rise to any duty or obligations to the Trust.

11. Counterparts and Notice. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original. Any notice required to be given under this Agreement shall be deemed given when received, in writing addressed and delivered, by certified mail, by hand or via overnight delivery service as follows:

If to the Trust:

Colette Bergman, Vice President

HC Capital Trust

Five Tower Bridge, 300 Barr Harbor Drive, Suite 300

West Conshohocken, PA 19428

If to Portfolio Manager:

Agincourt Capital Management

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the State of Delaware provided that nothing herein shall be construed as inconsistent with the Investment Company Act or the Investment Advisers Act.

The Trust acknowledges receipt of Part II of Portfolio Manager’s Form ADV, copies of which have been provided to the Trust’s Board of Trustees.

Portfolio Manager is hereby expressly put on notice of the limitations of shareholder and Trustee liability set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Portfolio. Portfolio Manager further agrees that it will not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Trust, or from the Board of Trustees of the Trust or any individual Trustee of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first written above.

ATTEST:	Agincourt Capital Management, LLC

By:

ATTEST:	HC Capital Trust
(on behalf of The [ ] Portfolio)

By: